EXHIBIT 11

                STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                       QUARTER ENDED
                                             --------------------------------
                                                March 26,            March 27,
                                                  1999                  1998
                                             --------------------------------
BASIC  (A)
Earnings:
    Net income                                 $  5,813              $ 40,570
                                                =======               =======


Shares:
    Weighted average shares outstanding          99,804               106,627
                                                =======               =======


Earnings per share:
    Basic earnings per share                   $   0.06              $   0.38
                                                =======               =======



DILUTED  (A)
Earnings:
    Net income                                 $  5,813              $ 40,570
                                                =======               =======


Shares:
    Weighted average shares outstanding          99,804               106,627
    Dilutive effect of outstanding options
      (as determined under the treasury
      stock method)                               2,178                 2,634
                                                -------               -------
    Weighted-average and dilutive
      potential shares                          101,982               109,261
                                                =======               =======


Earnings per share:
    Diluted earnings per share                 $   0.06              $   0.37
                                                =======               =======



(A) Earnings per common share has been restated to reflect the effect of the 2-for-1 stock split in the form of a stock dividend on June 26, 1998.

